EXHIBIT 32.1
SECTION 906 CERTIFICATION
CERTIFICATION (1)
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Dolev Rafaeli, the Chief Executive Officer of STRATA Skin Sciences, Inc. (the "Company"), and Frank J. McCaney, the Interim Chief Financial Officer of the Company, each hereby certifies that, to the best of their knowledge:

1.
The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, to which this Certification is attached as Exhibit 32.1 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: May 15, 2018

/s/ Dolev Rafaeli
Name: Dolev Rafaeli
Title: Interim Chief Executive Officer

/s/ Frank J. McCaney
Name: Frank J. McCaney
Title: Interim Chief Financial Officer

(1)
This certification accompanies the Quarterly Report on Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of STRATA Skin Sciences, Inc. under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing. A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to STRATA Skin Sciences, Inc. and will be retained by STRATA Skin Sciences, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

E-32.1